SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): May 23, 2002



                                   JOULE INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)





            DELAWARE                       1-9477                 22-2735672
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission             (IRS employer
         incorporation)                 file number)         identification no.)


 1245 Route 1 South, Edison, New Jersey                                  08837
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)


                                 (732) 548-5444
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              (Registrant's telephone number, including area code)
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Item 4.  Changes in Registrant's Certifying Accountant.

On May 23, 2002, Joule Inc. ("Joule") dismissed its independent public accountants, Arthur Andersen LLP ("Andersen"). The dismissal was approved by the Board of Directors of Joule, upon the recommendation of the Audit Committee of the Board of Directors.

During Joule's two most recent fiscal years, and the subsequent interim periods through March 31, 2002, there were no disagreements between Joule and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on Joule's financial statements for such periods.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during Joule's two most recent fiscal years ended September 30, 2001, or during any subsequent interim period through March 31, 2002.

The audit reports issued by Andersen on the consolidated financial statements of Joule as of and for the fiscal years ended September 30, 2000 and September 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Joule provided Andersen with a copy of the foregoing disclosures, and a letter from Andersen confirming its agreement with these disclosures is attached as
Exhibit 16.1 to this report.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit
Number            Description
------            -----------

16.1              Letter of Arthur Andersen LLP pursuant to Item 304(a)(3) of
                  Regulation S-K.

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

                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 23, 2002

                                       JOULE INC.



                                       By: /s/ BERNARD G. CLARKIN
                                           ------------------------
                                           Bernard G. Clarkin,
                                           Vice President and Chief
                                           Financial Officer

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